UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 1, 2025

Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

                  South Carolina

(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

                   (864) 679-9000

(Registrant's telephone number, including area code)

                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 1, 2025, the joint Board of Directors of Southern First Bancshares, Inc. (the “Company”), and Southern First Bank (the “Bank”), voted to approve the appointment of three new directors, Ms. Jennifer S. Cluverius, Mr. Darrin Goss, Sr., and Mr. William M. McClatchey, Jr. Each individual will serve as a director of the Company and the Bank, with Ms. Cluverius also serving on the Compensation Committee of the Boards, Mr. Goss serving on the Audit Committee of the Boards and Mr. McClatchey serving on the Risk Committee of the Boards. These individuals will participate in the current director compensation arrangements generally applicable to the Company’s non-employee directors as described in the Company’s Proxy Statement filed in connection with its 2025 Annual Meeting of Shareholders. There are no arrangements or understandings between any of these three individuals and other persons pursuant to which they were selected as directors. In addition, none of these individuals has engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Ms. Cluverius serves as shareholder of the law firm Maynard Nexsen, PC, previously Nexsen Pruet, LLC, and serves on the firm’s Board of Directors and chairs its Labor & Employment Practice Group. She is a South Carolina Supreme Court Certified Specialist in Labor and Employment Law and holds a bachelor's degree from Clemson University and J.D. from University of South Carolina School of Law. Ms. Cluverius is a trusted legal adviser, a persuasive communicator and a critical thinker which provides her with a valuable perspective as director.

Mr. Goss serves as president and chief executive officer of the Coastal Community Foundation in Charleston, South Carolina. His previous roles include president and chief executive officer of Capital Area United Way in Baton Rouge, VP of Community Impact at United Way of Greenville County, Assistant Dean of Students and Director of Career Services at Wofford College, and Training and Development Consultant at Sunoco. He is a U.S. Army veteran and earned a bachelor’s degree from Wofford College and a master’s degree from North Greenville University. Mr. Goss is a respected and strategic leader, a passionate advocate, and a dynamic speaker on issues impacting his community, which enhances his ability to serve as a director.

Mr. McClatchey is the chief executive officer of Chaucer Creek Capital in Raleigh, NC and has focused on the Southeastern multifamily market during his real estate career. He previously founded, grew, and successfully exited McClatchey Broadcasting Company, which owned and operated radio stations across the Carolinas. He worked in mergers and acquisition groups for Bowles Hollowell Conner & Company and for Trident Financial Corporation, focusing on financial institutions. He completed his undergraduate degree at Duke University and MBA at University of North Carolina. Mr. McClatchey’s ties to the Raleigh community, a key market for the bank, and his experience in investment banking in the financial institutions sector enhances his ability to serve on our board of directors.

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/ Christian J. Zych
Name: Christian J. Zych
Title: Chief Financial Officer

June 2, 2025